Exhibit 28(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 39 to File No. 33-41913; Amendment No. 40 to File No. 811-06367) of Gabelli Equity Series Funds, Inc. of our report dated November 27, 2015, included in the 2015 annual report to shareholders.

/s/ Ernst & Young LLP

New York, New York

January 27, 2016